Exhibit 21.1

SUBSIDIARIES

Set forth below is a list of subsidiaries of International Textile Group, Inc. (“ITG”) and, as to each person named, the percentage of voting securities owned, or other bases of control, by its immediate parent.

Name	State or Jurisdiction of Incorporation	Percentage of Voting Power Represented by Securities Owned by the Company on December 31, 2007
Valentec Wells, LLC	Delaware	100%
Safety Components Fabric Technologies, Inc.	Delaware	100%
International Textile Group Acquisition Group LLC	Delaware	100%
Carlisle Finishing LLC	Delaware	100%
Cone Jacquards LLC	Delaware	100%
BWW CT, Inc.	Delaware	100%
ITG (Barbados) SRL	Barbados	100%
Cone Denim Jiaxing Limited	China	(3)
Jiaxing Burlington Textile Company Limited	China	100%
ITG-Phong Phu Ltd., Co.	Vietnam	(4)
Burlington Industries LLC	Delaware	100%
Burlington Industries IV, LLC	North Carolina	100%
Burlington Industries V, LLC	North Carolina	100%
Burlington International Services Company	Delaware	100%
Apparel Fabrics Properties, Inc.	Delaware	100%
BI Properties I, Inc.	Delaware	100%
Burlington Apparel Services Company	Delaware	100%
BILLC Acquisition LLC	Delaware	100%
Burlington Worldwide Inc.	Delaware	100%
Burlington Worldwide Limited	Hong Kong	100%
ITG International Trading (Shanghai) Company Limited	China	100%
Cone Denim LLC	Delaware	100%
Cone Administrative and Sales LLC	Delaware	100%
Cone Denim White Oak LLC	Delaware	100%
Cliffside Denim LLC	Delaware	100%
WLR Cone Mills IP, Inc.	Delaware	100%
Cone Acquisition LLC	Delaware	100%
Summit Yarns, LLC	North Carolina	(1)
Iskone Denim Pazarlama, A.S	Turkey	(2)
Cone International Holdings, Inc.	Delaware	100%
Cone Denim De Nicaragua, S.A.	Nicaragua	100%
Cone International Holdings II, Inc.	Delaware	100%
Burlington Morelos, S.A. de C.V.	Mexico	100%
Burlington (Nustart), S.A. de C.V.	Mexico	100%
Burlington Yecapixtla, S.A. de C.V.	Mexico	100%
Burlmex Denim Apparel Services, S.A. de C.V.	Mexico	100%
Cone Denim Yecapixtla, S.A. de C.V.	Mexico	100%
Casa Burlmex, S.A. de C.V.	Mexico	100%
Casimires Burlmex, S.A. de C.V.	Mexico	100%

Servicios Burlmex, S.A. de C.V.	Mexico	100%
Parras Cone de Mexico, S.A. de C.V.	Mexico	100%
Administracion Parras Cone, S.A. de C.V.	Mexico	100%
Manufacturas Parras Cone, S.A. de C.V.	Mexico	100%
Summit Yarn Holding I, Inc.	Delaware	(1)
Summit Yarn Holding II, Inc.	Delaware	(1)
Grupo Burlpark, S.A. de C.V.	Mexico	(1)
Servicios Burlpark, S.A. de C.V	Mexico	(1)
Commercializadora Burlpark, S.A. de C.V.	Mexico	(1)
Hilos de Yecapixtla, S.A. de C.V.	Mexico	(1)
Immobiliaria Burlpark, S.A. de C.V.	Mexico	(1)
Automotive Safety Components International, Inc.	Delaware	100%
ASCI Holdings Mexico (DE), Inc.	Delaware	100%
Automotive Safety Components International S.A.de C.V.	Mexico	100%
Automotive Safety Components International sro	Czech Republic	100%
ASCI Holdings Germany (DE), Inc.	Delaware	100%
Automotive Safety Components International Verwaltungs GmbH	Germany	100%
Automotive Safety Components International GmbH &Co. KG	Germany	(5)
Automotive Safety Components International GT (Proprietary) Limited	South Africa	(6)
ASCI Holdings Europe, Inc.	Delaware	100%
ITG Automotive Safety UK Limited	United Kingdom	100%
Automotive Safety Components International RO S.R.L.	Romania	100%
ASCI Holdings Asia Pacific (DE), LLC	Delaware	100%
SCI-Huamao China Investment Limited (7)	Hong Kong	(7)
Automotive Safety Components International (Changshu) Co., Ltd.	China	(9)
BST US Holdings LLC	Delaware	100%
BST Safety Textiles Acquisition GmbH	Germany	100%
BST Safety Textiles GmbH	Germany	100%
BST Breitgewebe International GmbH	Germany	100%
BST Breitgewebe Verwaltungs GmbH	Germany	100%
BST Safety Textiles Sp zoo	Poland	100%
BST Safety Textiles LLC	Georgia (USA)	100%
Narricot Industries Management Corp.	Georgia (USA)	100%
Narricot Industries L.P.	Georgia (USA)	100%

(1)	ITG indirectly owns 50% of the capital stock of these entities.
(2)	ITG indirectly owns 51% of the capital stock of this entity. The remaining 49% is owned by Isko Dokuma Isletmeleri Sanayi Ve Ticaret A.S., Zekeriye Konukoglu, Faith Konukoglu and Oguzhan Gurdogan. The joint venture agreement between these parties contains certain restrictions on the transfer of the stock of the joint venture.
(3)	ITG indirectly owns 51% of the capital stock of this entity. The remaining 49% is owned by Union Investment Limited. The joint venture agreement between these parties contains certain restrictions on the transfer of the stock of the joint venture.
(4)	ITG indirectly owns 60% of this entity. The remaining 40% is owned by Phong Phu Corporation. The joint venture agreement between these parties contains certain restrictions on the transfer of the stock of the joint venture.
(5)	This entity is 99.9% owned by ASCI Holdings Germany (DE), Inc. and 0.01% owned by Automotive Safety Components International Verwaltungs GmbH.

(6)	ITG indirectly owns 75% of this entity. The remaining 25% is owned by KAP Textiles Holdings S.A. Ltd.
(7)	ITG indirectly owns 65% of this entity. The remaining 35% is owned by Kingsway International Limited.
(8)	65.97% owned by Cone International Holdings, Inc., 33.83% owned by Cone Denim LLC, 0.10% owned by Cone International Holdings II, Inc., and 0.10% owned by Cone Acquisition LLC.
(9)	Automotive Safety Components International (Changshu) Co. Ltd. is 100% owned by SCI- Huamao China Investment Limited (Hong Kong) which is 65% owned indirectly by ITG.